As filed with the Securities and Exchange Commission on May 4, 2011.
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
MATERION CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or Other Jurisdiction of Incorporation or Organization)	34-1919973 (I.R.S. Employer Identification No.)
6070 Parkland Boulevard
Mayfield Heights, Ohio 44124
(Address of Principal Executive Offices) (Zip Code)
Materion Corporation 2006 Non-employee Director Equity Plan
(As Amended and Restated as of May 4, 2011)
(Full Title of the Plan)
Michael C. Hasychak
Vice President, Secretary and Treasurer
Materion Corporation
6070 Parkland Boulevard
Mayfield Heights, Ohio 44125
(Name and Address of Agent for Service)
(216) 486-4200
(Telephone Number, including area code, of Agent For Service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of		Proposed Maxi-	Proposed Maxi-	Amount of
Securities to	Amount to be	mum Offering	mum Aggregate	Registration
be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Fee
Common Shares, without par value	150,000	$41.60	$6,240,000	$724.46

(1)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this registration statement also covers such additional Common Shares, without par value (the “Common Shares”), of Materion Corporation (the “Registrant”) may become issuable pursuant to the anti-dilution provisions of the Registrant’s 2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) (the “Plan”).

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on May 4, 2011, within five business days prior to filing.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5
EX-23.1
EX-24

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
          Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement No. 333-133428 on Form S-8, as filed by the Registrant (then named Brush Engineered Materials Inc.) with the Securities and Exchange Commission (the “SEC”) on April 20, 2006 are incorporated herein by reference.
Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Annex B to the Registration Statement on Form S-4, Registration No. 333-95917, filed by the Registrant on February 1, 2000, and incorporated herein by reference)

4.2	Amendment to Amended and Restated Articles of Incorporation of the Registrant, (filed as Exhibit 3a to the Current Report on Form 8-K, File No. 1-15885, filed by the Registrant on March 8, 2011, and incorporated herein by reference)

4.3	Amended and Restated Code of Regulations of the Registrant (filed as Exhibit 3.1 to Current Report on Form 8-K, File No. 1-15885, filed by the Registrant on February 4, 2011, and incorporated herein by reference)

4.4	2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) (filed as Appendix B to the Registrant’s Proxy Statement dated March 25, 2011, File No. 1-15885, and incorporated herein by reference)

5	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5)

24	Power of Attorney

SIGNATURES
          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mayfield Heights, State of Ohio, on May 4, 2011.

MATERION CORPORATION
By:	/s/ Michael C. Hasychak
Michael C. Hasychak
Vice President, Secretary and Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on May 4, 2011.

Signature	Title

*	Chairman of the Board, President,
Richard J. Hipple	Chief Executive Officer and Director (principal executive officer)

*	Senior Vice President and
John D. Grampa	Chief Financial Officer (principal financial and accounting officer)

*	Director
Joseph P. Keithley

*	Director
Vinod M. Khilnani

*	Director
William B. Lawrence

*	Director
William P. Madar

*
N. Mohan Reddy	Director

*
William R. Robertson	Director

*
John Sherwin, Jr.	Director

*	Director
Craig S. Shular

     * Michael C. Hasychak, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above indicated officers and directors thereof pursuant to a power of attorney filed with the Securities and Exchange Commission.

	By:	/s/ Michael C. Hasychak
May 4, 2011		Michael C. Hasychak, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of the Registrant (filed as Annex B to the Registration Statement on Form S-4, Registration No. 333-95917, filed by the Registrant on February 1, 2000, and incorporated herein by reference)

4.2	Amendment to Amended and Restated Articles of Incorporation of the Registrant, (filed as Exhibit 3a to the Current Report on Form 8-K, File No. 1-15885, filed by the Registrant on March 8, 2011, and incorporated herein by reference)

4.3	Amended and Restated Code of Regulations of the Registrant (filed as Exhibit 3.1 to Current Report on Form 8-K, File No. 1-15885, filed by the Registrant on February 4, 2011, and incorporated herein by reference)

4.4	2006 Non-employee Director Equity Plan (As Amended and Restated as of May 4, 2011) (filed as Appendix B to the Registrant’s Proxy Statement dated March 26, 2009, File No. 1-15885, and incorporated herein by reference)

5	Opinion of Counsel

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (Included in Exhibit 5)

24	Power of Attorney